                                                                    EXHIBIT 4.11


                                    WAIVER
                           DATED AS OF JUNE 28, 1996
                                      TO
                          SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT
                         Dated as of February 17, 1995


     THIS WAIVER ("Waiver") is entered into as of June 28, 1996 by and among UNITED STATES LEATHER, INC., A.R. CLARKE LIMITED (each being sometimes hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers"), the financial institutions party to the "Credit Agreement" referred to below (the "Lenders"), and The First National Bank of Chicago, in its capacity as the contractual representative for itself and the Lenders (the "Agent"). Capitalized terms used in this Waiver which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement.

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of February 17, 1995, as amended by Amendment No. 1 thereto dated as of July 1, 1995 and Amendment No. 2 thereto dated as of December 31, 1995, among the Borrowers, the Lenders and the Agent (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrowers have failed to comply with certain of the requirements set forth in the Credit Agreement;

     WHEREAS, the Borrowers have requested that the Lenders and the Agent waive compliance by the Borrowers with various requirements contained in the Credit Agreement on the terms and conditions set forth herein;

     WHEREAS, the Agent and the Lenders have agreed to enter into this Waiver on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows.

     1. Waivers to the Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below the Lenders hereby agree to waive the Borrowers' compliance with the requirements contained in Sections 6.4(B), (C), (E), and (F) for the fiscal quarter ending June 30, 1996.

     2. Conditions of Effectiveness of this Waiver. This Waiver shall become effective and be deemed effective as of the date hereof, if, and only if the Agent shall have received each of the following:

          (a) duly executed originals of this Waiver from the Borrowers and the Required Lenders;

          (B) a reaffirmation from United States Leather Holdings, Inc. in the form attached hereto as Exhibit A; and

          (C) such other documents, instruments and agreements as the Agents may reasonably request.

          3.  Representations and Warranties of the Borrowers.

          3.1 Upon the effectiveness of this Waiver, each of the Borrowers hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent the same are not waived hereby and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Waiver and that, as of the effective date of this Waiver and after giving effect hereto, no Unmatured Default or Default has occurred and is continuing.

          3.2 Each of the Borrowers hereby represents and warrants that this Waiver and the Credit Agreement, as previously executed and amended and as amended hereby constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms.

          4.  Reference to the Effect on the Credit Agreement.

          4.1 Upon the effectiveness of this Waiver, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended by Amendment No. 1 dated as of July 1, 1995 and Amendment No. 2 dated as of December 31, 1995 and as modified hereby.

          4.2 Except as specifically waived herein, the Credit Agreement, as amended by Amendment No. 1 dated as of July 1, 1995 and Amendment No. 2 dated as of December 31, 1995 and as modified hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     4.3 The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     5. Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

     6. Counterparts. This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     7. Entire Agreement. This Waiver, taken together with the Credit Agreement and all of the other Loan Documents, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

     8. Governing Law. This Waiver shall be governed by and construed in accordance with the internal laws (without regard to the conflict of laws provisions) of the State of Illinois.

     9. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Waiver. In the event an ambiguity or question of intent or interpretation arises, this Waiver shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Waiver.

          * * * * Remainder of This Page Intentionally Blank * * * *

                                      -3-

     IN WITNESS WHEREOF, this Waiver has been duly executed as of the day and year first above written.


UNITED STATES LEATHER, INC.

By:
   -------------------------------
Title:
      -------------------------

A.R. CLARKE LIMITED

By:
   -------------------------------
Title:
      -------------------------

THE FIRST NATIONAL BANK OF
CHICAGO, Individually and as
Agent

By:
   -------------------------------
Title:
      -------------------------

LENDERS:

THE FIRST NATIONAL BANK
OF CHICAGO

By:
   -------------------------------
Title:
       ------------------------

LASALLE NATIONAL BANK

By:
    ------------------------------
Title:
      -------------------------

NATIONAL BANK OF CANADA

By:
    ------------------------------
Title:
       ------------------------

NATIONAL BANK OF CANADA

By:
    ------------------------------
Title:
       ------------------------

CAISSE NATIONALE DE CREDIT
AGRICOLE

By:
    ------------------------------
Title:
       ------------------------

MITSUI LEASING (U.S.A.) INC.

By:
    ------------------------------
Title:
       ------------------------

                                   EXHIBIT A
                                      TO
                       WAIVER DATED AS OF JUNE 28, 1995
                                      TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                        Form of Holdings Reaffirmation
                        ------------------------------

                                   Attached

                                 REAFFIRMATION
                                 -------------

     The undersigned hereby acknowledges receipt of a copy of the Waiver No. 1 to the Second Amended and Restated Credit Agreement dated as of February 17, 1995, as amended by that certain Amendment No. 1 dated as of July 1, 1995 and that certain Amendment No. 2 dated as of December 31, 1995, by and among United States Leather, Inc., A.R. Clarke Limited, the Lenders and the Agent (as so amended and modified, the "Credit Agreement") which Waiver is dated as of June 28, 1996 (the "Waiver"). Capitalized terms used in this Reaffirmation not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, the undersigned reaffirms the terms and conditions of the Second Amended and Restated Stock Pledge Agreement dated as of February 17, 1995 executed by it and acknowledges and agrees that such agreement and each and every other loan Document executed by the undersigned in connection with the Credit Agreement remain in full force and effect and are hereby ratified, reaffirmed and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by Amendment No. 1 dated as of July 1, 1995, Amendment No. 2 dated as of December 31, 1995 and this Waiver and as the same may from time to time hereafter be amended, modified or restated.


                                       UNITED STATES LEATHER, INC.

                                       By:
                                           -----------------------------
                                           Name:
                                           Title: